NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. REPORTS THIRD QUARTER 2023 RESULTS

•$27.2 million in cash
•$419.2 million in sales, an 8.2 percent year-over-year increase
•$1,271.6 million in year to date sales, an 18.3 percent year-over-year increase
•Diluted earnings per share of $0.93, up 31.0 percent compared to Q3 2022
•$44.0 million in earnings before interest, taxes, depreciation & amortization and other non-cash charges ("Adjusted EBITDA")
•Free Cash Flow of $38.3 million and $56.7 million for the three and nine months ended September 30, 2023
•Post Q3, successfully reduced borrowing costs by fifty basis points and raised an incremental $125 million

Houston, TX – November 8, 2023 – DXP Enterprises, Inc. (the "Company" or "DXPE") (NASDAQ: DXPE) today announced financial results for the third quarter ended September 30, 2023. The following are results for the three months ended September 30, 2023, compared to the three months ended September 30, 2022, and for the three months ended June 30, 2023, where appropriate. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

"The Company posted solid third-quarter results in a lessening inflationary market and varied spending by our customers, delivering solid sales, Adjusted EBITDA, earnings per share and Free Cash Flow performance," said David R. Little, Chairman and Chief Executive Officer.
Third Quarter 2023 financial highlights:

•Sales increased 8.2 percent to $419.2 million, compared to $387.3 million for the third quarter of 2022, and decreased 2.1 percent compared to the second quarter of 2023.
•Net income increased 16.1 percent for the third quarter to $16.2 million, compared to $13.9 million for the corresponding prior-year period.
•Earnings per diluted share for the third quarter was $0.93 based upon 17.4 million diluted shares, compared to earnings of $0.71 per diluted share in the third quarter of September 30, 2022, based on 19.7 million diluted shares.
•Adjusted EBITDA for the third quarter of 2023 was $44.0 million compared to $34.3 million for the third quarter of 2022. Adjusted EBITDA as a percentage of sales, or Adjusted EBITDA Margin, was 10.5 percent and 8.9 percent, respectively.
•Free Cash Flow for the third quarter of 2023 was $38.3 million compared to $(5.0) million for the third quarter of 2022
David R. Little, Chairman and Chief Executive Officer continued, “We are pleased with our performance in the third quarter as the team maintained momentum and delivered strong year-over-year results. We achieved 8.2 percent sales growth year-over-year, and solid ten percent plus EBITDA margins and growth. DXP’s third quarter 2023 sales were $419.2 million. Adjusted EBITDA grew 28.3 percent year-over-year. In terms of our business segments for the third quarter of 2023, sales were $294.5 million for Service Centers, $59.0 million for Innovative Pumping Solutions and $65.8 million for Supply Chain Services. Business segment operating income increased 20.3 percent year-over-year. We believe we are well positioned to outgrow the market and to generate improved operating margins and returns for the benefit of our shareholders as we begin to move into 2024.”
Kent Yee, Chief Financial Officer and Senior Vice President, remarked, “Our third quarter year-over-year financial results continue to reflect the growth we have been experiencing in fiscal year 2023, and reflect our financial goals to grow through a combination of organic and acquisition sales. We had a strong quarter of Free Cash Flow generation, producing $38.3 million in Free Cash Flow during the third quarter. Total debt outstanding as of September 30, 2023, was $424.9 million. DXP’s secured leverage ratio or net debt to EBITDA ratio was 2.3:1.0 with a covenant EBITDA of $168.5 million for the last twelve-months ending September 30, 2023. Subsequent to the third quarter, we announced the successful completion of the refinancing of our existing debt plus raising an incremental $125 million. This allowed us to reprice our existing borrowings, saving fifty basis points, while raising incremental monies to help drive anticipated acquisition growth while maintaining liquidity and flexibility. We expect to finish fiscal year 2023 strong with momentum continuing into fiscal year 2024.”

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
Conference Call Information
DXP Enterprises, Inc. management will host a conference call, November 9, 2023, at 10:00 a.m. Central Time, to discuss the Company’s financial results. The conference call may be accessed by going to https://ir.dxpe.com.
Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://ir.dxpe.com. The online replay will be available on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about DXP Enterprises, Inc., please visit the Company's website at https://ir.dxpe.com

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout North America and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

Non-GAAP Financial Measures

DXP supplements reporting of net income with certain non-GAAP measurements, including EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow, and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow and net debt referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information".

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facilities. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation to its most directly comparable GAAP financial measure, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase shares of the Company's common stock, and for certain other activities.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
Information Related to Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include, without limitation, those about the Company’s expectations regarding the impact of low commodity prices of oil and gas; the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to: the effectiveness of management’s strategies and decisions; our ability to implement our internal growth and acquisition growth strategies; general economic and business conditions specific to our primary customers; changes in government regulations; our ability to effectively integrate businesses we may acquire; new or modified statutory or regulatory requirements; availability of materials and labor; inability to obtain or delay in obtaining government or third-party approvals and permits; non-performance by third parties of their contractual obligations; unforeseen hazards such as weather conditions, acts of war or terrorist acts and the governmental or military response thereto; cyber-attacks adversely affecting our operations; other geological, operating and economic considerations and declining prices and market conditions, including reduced oil and natural gas prices and supply or demand for maintenance, repair and operating products, equipment and service; decreases in oil and natural gas industry capital expenditure levels, which may result from decreased oil and natural gas prices or other factors; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Sales	$419,249	$387,314	$1,271,556	$1,074,537
Cost of sales	293,687	275,681	889,101	763,758
Gross profit	125,562	111,633	382,455	310,779
Selling, general and administrative expenses	89,706	85,094	273,720	236,761
Income from operations	35,856	26,539	108,735	74,018
Other expense, net	1,234	1,565	522	2,941
Interest expense	12,684	6,833	36,068	17,610
Income before income taxes	21,938	18,141	72,145	53,467
Provision for income taxes	5,766	5,097	19,339	13,402
Net income	16,172	13,044	52,806	40,065
Net loss attributable to NCI*	—	(885)	—	(938)
Net income attributable to DXP Enterprises, Inc.	16,172	13,929	52,806	41,003
Preferred stock dividend	22	22	67	67
Net income attributable to common shareholders	$16,150	$13,907	$52,739	$40,936

Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.93	$0.71	$2.94	$2.10

Weighted average common shares and common equivalent shares outstanding	17,356	19,660	17,944	19,552

*NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$27,176	$46,026
Restricted cash	91	91
Accounts receivable, net of allowances for doubtful accounts	320,972	320,880
Inventories	105,145	101,392
Costs and estimated profits in excess of billings	47,211	23,588
Prepaid expenses and other current assets	15,799	21,644
Income taxes receivable	393	2,493
Total current assets	$516,787	$516,114
Property and equipment, net	56,277	45,964
Goodwill	342,122	333,759
Other intangible assets, net of accumulated amortization	67,913	79,585
Operating lease right-of-use assets, net	48,462	57,402
Other long-term assets	13,543	4,456
Total assets	$1,045,104	$1,037,280

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$4,369	$4,369
Trade accounts payable	101,439	100,784
Accrued wages and benefits	35,540	26,260
Customer advances	12,595	20,128
Billings in excess of costs and estimated profits	7,181	10,411
Current-portion operating lease liabilities	15,459	18,083
Other current liabilities	45,275	32,866
Total current liabilities	$221,858	$212,901
Long-term debt, less unamortized debt issuance costs	408,105	409,205
Long-term operating lease liabilities	34,028	40,189
Other long-term liabilities	15,469	4,701
Deferred income taxes	2,068	4,892
Total long-term liabilities	$459,670	$458,987
Total Liabilities	$681,528	$671,888
Equity:
Total DXP Enterprises, Inc. equity	363,576	365,392
Total liabilities and equity	$1,045,104	$1,037,280

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
Business segment financial highlights:

•Service Centers’ revenue for the third quarter was $294.5 million, a 1.3 percent sequential decrease and an increase of 13.2 percent year-over-year with a 14.1 percent operating income margin and a revenue increase of 21.7 percent for the nine months ended September 30, 2023 compared to the same period in 2022.
•Innovative Pumping Solutions’ revenue for the third quarter was $59.0 million, a sequential decrease of 7.1 percent and a decrease of 0.1 percent year-over-year with a 18.9 percent operating income margin and a revenue increase of 8.5 percent for the nine months ended September 30, 2023 compared to the same period in 2022.
•Supply Chain Services’ revenue for the third quarter was $65.8 million, a 0.5 percent sequential decrease and a decrease of 3.5 percent year-over-year with a 8.5 percent operating income margin and a revenue increase of 14.0 percent for the nine months ended September 30, 2023 compared to the same period in 2022.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Sales	2023	2022	2023	2022
Service Centers	$294,458	$260,083	$888,116	$729,977
Innovative Pumping Solutions	58,963	59,044	184,402	169,890
Supply Chain Services	65,828	68,187	199,038	174,670
Total Sales	$419,249	$387,314	$1,271,556	$1,074,537

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Income	2023	2022	2023	2022
Service Centers	$41,441	$35,718	$130,274	$95,437
Innovative Pumping Solutions	11,155	7,327	31,638	23,122
Supply Chain Services	5,593	5,332	16,522	14,311
Total Segments operating income	$58,189	$48,377	$178,434	$132,870

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Income from operations for reportable segments	$58,189	$48,377	$178,434	$132,870
Adjustment for:
Amortization of intangibles and fixed assets	5,866	5,132	15,206	13,958
Corporate expenses	16,467	16,706	54,493	44,894
Income from operations	$35,856	$26,539	$108,735	$74,018
Interest expense	12,684	6,833	36,068	17,610
Other (income) expense, net	1,234	1,565	522	2,941
Income before income taxes	$21,938	$18,141	$72,145	$53,467

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands)

The following table sets forth the reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income attributable to DXP Enterprises, Inc.	$16,172	$13,929	$52,806	$41,003
Less: Net loss attributable to non-controlling interest	—	(885)	—	(938)
Plus: Interest expense	12,684	6,833	36,068	17,610
Plus: Provision for income taxes	5,766	5,097	19,339	13,402
Plus: Depreciation and amortization	7,983	7,493	21,468	21,325
EBITDA	$42,605	$32,467	$129,681	$92,402
Plus: NCI income (loss) before tax(1)	—	159	—	433
Plus: other non-recurring items(2)	551	1,193	551	1,193
Plus: stock compensation expense	864	505	2,211	1,368
Adjusted EBITDA	$44,020	$34,324	$132,443	$95,396

Operating Income Margin	8.6%	6.9%	8.6%	6.9%
EBITDA Margin	10.2%	8.4%	10.2%	8.6%
Adjusted EBITDA Margin	10.5%	8.9%	10.4%	8.9%
(1) NCI represents non-controlling interest.
(2) Other non-recurring items includes the loss associated with closing an international location for the three and nine months ended September 30, 2023 and the loss associated with the sale of a VIE for the three and nine months ended September 30, 2022.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands)

The following table sets forth the reconciliation of Free Cash Flow to the most comparable GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net cash from operating activities	$39,758	$(3,432)	$63,775	$2,256
Less: purchases of property and equipment	(1,486)	(1,578)	(7,103)	(3,426)
Free Cash Flow	$38,272	$(5,010)	$56,672	$(1,170)